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EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

        Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Arden Realty, Inc., a Maryland corporation, the general partner of Arden Realty Limited Partnership (the “Partnership”), hereby certifies, to such officer’s knowledge, that:

(i)

the accompanying Annual Report on Form 10-K of the Partnership for the fiscal year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 15, 2004	BY: /S/ Richard S. Ziman —————————————— Richard S. Ziman Chairman of the Board and Chief Executive Officer Arden Realty, Inc.

        A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238, and is not being “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.